Filed Pursuant to Rule 424(b)(3)

Registration No. 333-288512

PROSPECTUS

8,045,748 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders named in this prospectus of up to 8,045,748 shares of our common stock, consisting of (i) 1,827,429 shares of common stock held by the selling stockholders, (ii) 4,484,305 shares of common stock issuable upon conversion of a convertible note held by one of the selling stockholders (the “Convertible Note”), and (iii) 1,734,014 shares of common stock issuable upon exercise of warrants held by the selling stockholders (the “Warrants”).  We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 11 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “BOF”. On July 10, 2025, the last reported sales price for our common stock was $2.69 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2025

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 14 of this prospectus.

Neither we nor the selling stockholders have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru, which housed our large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States. In 2024, we decided to initiate our own production facility in Peru to become vertically integrated. We recently completed the build out of the new facility, which commenced operations in December 2024, and utilizes three large-scale REV machines (a REV 60, REV 100 and REV 120) that we recently purchased from EnWave Corporation (“EnWave”), as well as, a small REV 10 R&D machine that is being used for product development and customer sample purposes. We expect operating margins to be further improved in 2025, as we become more vertically integrated with the transition of more of our production from third party contract manufacturers to internal production.

Using our licensed technology platform, we believe our lines of branded, private-label and industrial ingredient products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to several products in Peru, and avocado based products in the United States. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

Our Products

We plan to continue to grow revenues strategically by penetrating the multi-billion dollar grocery, industrial ingredient and online market. Our current product line includes:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps, Strawberry Crisps and Bell Pepper Crisps.

●	Private Label: Prunes, Carrots, Brussel Sprouts and Raisins sold to major retailers.

●	BranchOut Industrial Ingredients: Banana, Mango, Blueberry, Pineapple, Cherry Tomato, Avocado and many others.

We are currently developing additional products across our product lines.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

The Offering

Common stock to be offered by the selling stockholders:	Up to 8,045,748 shares.

Common stock to be outstanding after the offering:	16,938,088 shares (based on 10,719,769 shares outstanding prior to the offering, and assuming the exercise and conversion in full, respectively, of the Warrants and the Convertible Note held by the selling stockholders, but no other convertible securities of the Company).

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 6 of this prospectus.

Risk factors:	You should read the “Risk Factors” beginning on page 5 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “BOF”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Sales of Substantial Amounts of Our Common Stock by the Selling Stockholders, or the Perception That These Sales Could Occur, Could Adversely Affect the Price of Our Common Stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for resale will have on the market price of our common stock.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares of common stock covered hereby. The net proceeds from the sale of the shares of common stock offered by this prospectus will be received by the selling stockholders.

Subject to limited exceptions, the selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of any shares of common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders in the transactions described below. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described below, the selling stockholders have not had any material relationship with us within the past three years.

Kaufman Kapital Transactions

On July 15, 2024, we entered into a Securities Purchase Agreement (as amended, the “SPA”) with Daniel L. Kaufman, pursuant to which Mr. Kaufman agreed to purchase from us, in a private placement (i) a 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”), convertible into shares of the Company’s common stock at a fixed price of $0.7582 per share of common stock, a (ii) a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share (the “$1.00 Warrant”), and (iii) a warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share (the “$1.50 Warrant” and, together with the $1.00 Warrant, the “Kaufman Warrants” and together with the Convertible Note, the “Purchased Securities”), in consideration of an initial loan in the principal amount of $2,000,000 (the “Initial Loan”) to be made to us under the Convertible Note, subject to the terms and conditions thereof. On July 19, 2024, the Company, Mr. Kaufman and Kaufman Kapital LLC (“Kaufman Kapital”) entered into an amendment to the SPA, which among other things, replaced Mr. Kaufman with Kaufman Kapital as the “Investor” under the SPA.

On July 24, 2024, we issued the Purchased Securities to Kaufman Kapital in consideration of the making of the Initial Loan to the Company. Our obligations under the Convertible Note are secured by a lien granted to Kaufman Kapital on substantially all of our assets pursuant to a Security Agreement entered between the Company and Kaufman Kapital (the “Security Agreement”). In addition, the Convertible Note includes affirmative and negative covenants, events of defaults and other terms and conditions, customary in transactions of this nature.

On August 30, 2024, we borrowed an additional $1,200,000 from Kaufman Kapital pursuant to a Senior Secured Promissory Note in the principal amount of $1,200,000 (the “Secured Note”) issued by the Company to Kaufman Kapital. The loan under the Secured Note bears interest at a rate of 15% per annum, and our obligations under the Secured Note are secured by a lien on our assets pursuant to the Security Agreement.

On June 1, 2025, we entered into a Warrant Exercise and Amendment to Notes and Warrant Agreement with Kaufman Kapital, pursuant to which (i) Kaufman Kapital exercised in full the $1.00 Warrant, for a cash payment to the Company of $1,000,000, (ii) the expiration date of the $1.50 Warrant was extended to December 31, 2026, (iii) the maturity date of the Convertible Note was extended from December 31, 2025 to December 31, 2026, (iv) the maturity date of the Secured Note was extended to December 31, 2025, (v) we agreed not to make any prepayment under the Convertible Note at any time amounts are outstanding under the Secured Note or any other non-convertible notes of the Company (excluding notes issued pursuant to equipment financing), and (vi) we agreed not to prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2026.

July 2024 Unit Offering of Common Stock and Warrants

On July 15, 2024, we entered into Subscription Agreements (the “Subscription Agreements”) with three investors, consisting of Eric Healy, our Chief Executive Officer; Eagle Vision Fund LP, an affiliate of John Dalfonsi, our Chief Financial Officer; and Christopher Coulter, our President, pursuant to which such investors purchased $525,000 of “Units” from us, each Unit consisting of (i) 100 shares of Common Stock, and (ii) a warrant to purchase 125 shares of Common Stock over the following ten years at an exercise price of $1.00 per share, at a purchase price per Unit equal to $75.82. We completed the sale of the Units to Eric Healy and Christopher Coulter on July 23, 2024, and the sale of the Units to Eagle Vision on August 30, 2024, resulting in the issuance of an aggregate of 692,429 shares of common stock and warrants to purchase 865,536 shares of common stock.

Senior Note Offerings; Eagle Vision

On January 10, 2024, we completed the sale of $400,000 of Senior Secured Promissory Notes (the “Senior Notes”), and warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $2.00 per share, to a group of six investors led by Eagle Vision Fund LP, an affiliate of John Dalfonsi, our Chief Financial Officer. On April 16, 2024, we completed the sale of an additional $225,000 of Senior Notes, and warrants to purchase an additional 56,250 shares of our common stock, and in May 2024, we completed sales of an additional $1,050,000 of Senior Notes, and Warrants to purchase an additional 262,500 shares of our common stock. Eagle Vision was paid aggregate cash fees in the amount of $177,500 from the sales of the Senior Notes in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence, monitoring our performance of our obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with management regarding our operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related us. In connection with the sale of the Purchased Securities to Kaufman Kapital, we entered into an Omnibus Amendment to Note Documents with substantially all of the holders (the “Holders”) of the Senior Notes, pursuant to which, among other things, (i) the exercise price of the warrants issued to the Holders was reduced from $2.00 to $1.00, (ii) the outside maturity date of the Senior Notes held by the Holders was extended from December 31, 2024 to December 31, 2025 (subject to further extension in the event the maturity date of the Convertible Note held by Kaufman Kapital LLC is extended), (iii) our obligation to make payments of principal under the Senior Notes held by the Holders beginning July 1, 2024 has been eliminated, and instead all obligations of the Company under such Senior Notes will be due in one lump sum on the maturity date of the Senior Notes, and (iv) our obligations under the Convertible Note and liens granted to the holder thereof, are pari passu with our obligations under the Senior Notes held by the Holders and liens granted to the holders thereof.

Underwriter Warrants and Placement Agent Warrants

Pursuant to the Underwriting Agreement we entered into on June 15, 2023 with Alexander Capital, L.P. (“Alexander Capital”) in connection with the public offering of our shares of common stock, we issued to the designees of Alexander Capital warrants to purchase up to 82,110 shares of Common Stock at an exercise price of $0.96 per share.

Pursuant to the Underwriting Agreement we entered into on June 28, 2024 with Alexander Capital in connection with a follow-on public offering of shares of our common stock, we issued to the designees of the underwriter warrants to purchase up to 100,625 shares of Common Stock at an exercise price of $0.96 per share.

For services rendered in connection with the offerings of convertible notes of the Company in May and June 2022, we issued to EagleVision Ventures, Inc., an affiliate of John Dalfonsi, our Chief Financial Officer, warrants to purchase an aggregate of 21,728 shares of our common stock at an exercise price of $7.50 per share.

Warrants Issued in Debt Offering

On July 1, 2023, we issued warrants to purchase an aggregate of 30,000 shares of common stock at an exercise price of $6.00 per share to note holders in connection with the sale of senior secured promissory notes in the aggregate principal amount of $170,000.

Selling Stockholder Table

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of our shares of common stock and convertible securities, as of July 3, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution,” following the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Kaufman Kapital, LLC (1)	5,984,305	5,484,305	500,000	3.0%
Eric Healy (2)	2,107,104	1,187,021	920,083	5.4%
Eagle Vision Fund LP (3)	161,891	131,891	30,000	*
Christopher P. Coulter (4)	126,866	74,189	52,677	*
Christopher P. Coulter Ventures, LLC (5)	10,000	10,000	-	-
EagleVision Ventures, Inc. (6)	44,803	44,803	-	-
Fluffco, LLC (7)	300,917	100,917	200,000	1.2%
Victor Henry David Trione (8)	140,783	140,783	-	-
Donald A. Foss Revocable Living Trust dated January 1981 (9)	431,145	103,938	327,207	1.9%
Pub GST Trust (10)	13,928	13,928	-	-
Park Family Trust Est. Aug. 29, 2012 (11)	192,865	192,865	-	-
Michael P. Burks Revocable Trust (12)	23,162	23,162	-	-
Richard & Aubree Seehawer JTWROS	86,500	62,500	24,000	*
Seven Hills Healthcare Advisors LLC Defined Benefit Pension Plan (10)	50,000	50,000	-	-
William K. VanCanagan (8)	25,000	25,000	-	-
Paul D. Coury (8)	25,000	25,000	-	-
Amaya Mari Bilbao Cromwell & Travis Holt Cromwell Design	73,732	37,500	36,232	*
Chris Croswell (13)	22,250	6,250	16,000	*
John Hinman (13)	70,248	6,250	63,998	*
Nickolas Davies (13)	36,693	5,000	31,693	*
Jonathan Poche	43,784	10,000	33,784	*
Kelly Martin (8)	12,500	12,500	-	-
Scott L. Phillips (8)	12,500	12,500	-	-
Lucas Ventures, LLC (14)	25,000	25,000	-	-
Shawn and Ranae Luteyn (8)	12,500	12,500	-	-
Eileen Dicker (8)	37,500	37,500	-	-
Proactive Capital Partners LP (15)	43,750	18,750	25,000	*
WMBV Family Living Trust (16)	8,961	8,961	-	-
Christopher Carlin (17)	77,663	77,663	-	-
Jonathan Gazdak (17)	54,821	54,821	-	-
Matthew Rista (17)	15,717	15,717	-	-
Rocco Guidicipietro (17)	17,267	17,267	-	-
Joseph Amato (17)	17,267	17,267	-	-

*	Denotes less than 1%.

(1)	Shares to be sold pursuant to this prospectus consist of 1,000,000 shares of common stock acquired on exercise of the $1.00 Warrant, and 4,484,305 shares of common stock that may be acquired upon conversion of outstanding principal under the Convertible Note. Kaufman Kapital also beneficially owns 500,000 shares issuable upon exercise of the $1.50 Warrant, and shares of common stock that may be issued upon conversion of interest under the Convertible Note which are not reflected in the table above. Daniel L. Kaufman has sole voting and dispositive power over these shares.

(2)	Eric Healy is the Company’s Chief Executive Officer and Chairman. Shares to be sold pursuant to this prospectus consists of 527,565 shares of common stock acquired in the July 2024 Unit Offering described above, and 659,456 shares of common stock issuable upon exercise of the Warrant acquired in the July 2024 Unit Offering. Mr. Healy also beneficially owns an additional 750,083 shares of common stock, and 170,000 shares of common stock issuable under stock options that may be exercised within 60 days of July 3, 2025.
(3)	Shares to be sold pursuant to this prospectus consist of shares of common stock acquired in the July 2024 Unit Offering described above. John Dalfonsi, our Chief Financial Officer and one of our directors, has sole voting and dispositive power over these shares.
(4)	Christopher P. Coulter is the Company’s President. Shares to be sold pursuant to this prospectus consists of 32,973 shares of common stock acquired in the July 2024 Unit Offering described above, and 41,216 shares of common stock issuable upon exercise of the Warrant acquired in the July 2024 Unit Offering. Mr. Coulter also beneficially owns an additional 52,677 shares of common stock issuable under stock options that may be exercised within 60 days of July 3, 2025.
(5)	Represents shares that may be acquired upon exercise of a Warrant. Christopher P. Coulter has sole voting and dispositive power over these shares.
(6)	Represents shares that may be acquired upon exercise of a Warrant. JoAnna L. Abrams, the spouse of John Dalfonsi, a director of the Company and its Chief Financing Officer, has sole voting and dispositive power over these shares.
(7)	Shares to be sold pursuant to this prospectus consists of shares of common stock issuable upon exercise of Warrants. Irving Levin has sole voting and dispositive power over these shares.
(8)	Represents shares that may be acquired upon exercise of Warrants.
(9)	Shares to be sold pursuant to this prospectus consists of 25,000 shares of common stock and 75,917 shares of common stock issuable upon exercise of Warrants. Allan Apple, John Neary and Thomas Tryforos, as trustees, have voting and dispositive power over these shares
(10)	Represents shares that may be acquired upon exercise of Warrants. Ananth S. Bhogaraju has sole voting and dispositive power over these shares.
(11)	Represents shares that may be acquired upon exercise of Warrants. Howard Chinho Park and June Ying Shann-hwa Park, as trustees, have voting and dispositive power over these shares.
(12)	Represents shares that may be acquired upon exercise of Warrants. Michael P. Burks has sole voting and dispositive power over these shares.
(13)	Shares to be sold pursuant to this prospectus consists of shares of common stock issuable upon exercise of Warrants.
(14)	Represents shares that may be acquired upon exercise of Warrants. Lucas Hoppel has sole voting and dispositive power over these shares.
(15)	Shares to be sold pursuant to this prospectus consists of shares of common stock issuable upon exercise of Warrants. Jeff Ramson has sole voting and dispositive power over these shares.
(16)	Represents shares that may be acquired upon exercise of Warrants. Wren Marie Van Bockel has sole voting and dispositive power over these shares.
(17)	Represents shares that may be acquired upon exercise of Warrants originally issued as underwriting compensation to Alexander Capital, a registered broker dealer, in connection with our public offerings of common stock. The selling stockholder is affiliated with Alexander Capital.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2024 and 2023, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on February 18, 2025, February 20, 2025 and June 2, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

8,045,748

Shares of Common Stock

PROSPECTUS

July 11, 2025